Exhibit 10.3

EXECUTION VERSION

TERMINATION AGREEMENT

This TERMINATION AGREEMENT (this “Agreement”) is entered as of April 16, 2021, by and between Agilon Health Holdings, Inc. (f/k/a CD&R Vector Topco, Inc.), a Delaware corporation (the “Company”), Primary Provider Management Co., Inc., a California corporation (“Opco”) and Clayton, Dubilier & Rice, LLC, a Delaware limited liability company (“CD&R Manager”).

WHEREAS, the parties hereto are party to a Consulting Agreement, dated as of July 1, 2016 (the “Consulting Agreement”); and

WHEREAS, the parties hereto wish to terminate the Consulting Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Termination of Consulting Agreement. Notwithstanding any provision of the Consulting Agreement to the contrary (including any provisions that purport to survive the termination thereof), effective as of the date hereof, the Consulting Agreement is hereby terminated without any obligation surviving such termination. Each party hereto hereby waives any notice, consent or other requirement in connection with such termination of the Consulting Agreement. As a matter of precaution each party hereto waives, effective as of the date hereof, any claims it may have against the other party under the Consulting Agreement.

Section 2. Governing Law. This Agreement shall be governed by the laws of the State of New York, without regard to the principles of conflicts of law thereof.

Section 3. Binding on Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 4. Counterparts. This Agreement may be executed in counterparts (including via facsimile or scanned pages), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

CLAYTON, DUBILIER & RICE, LLC

By:	/s/ Theresa A. Gore
	Name:	Theresa A. Gore
	Title:	Chief Financial Officer and Vice President

AGILON HEALTH HOLDINGS, INC.

By:	/s/ Kenneth Bellendir
	Name:	Kenneth Bellendir
	Title:	Vice President and Secretary

PRIMARY PROVIDER MANAGEMENT CO., INC.

By:	/s/ Kenneth Bellendir
	Name:	Kenneth Bellendir
	Title:	Vice President, Treasurer and Secretary

[Signature Page to Termination Agreement (for CD&R Consulting Agreement)]